Exhibit 99.1

	CONTACT:	Daniel T. Hendrix
President and Chief Executive Officer
Patrick C. Lynch
Chief Financial Officer
(770) 437-6800

Financial Dynamics:
Christine Mohrmann, Jim Olecki
FOR IMMEDIATE RELEASE		(212) 850-5600

INTERFACE REPORTS FIRST QUARTER 2006 RESULTS
-- First Quarter Sales Up 6.8% Year-Over-Year --
-- First Quarter Gross Profit Margin Expands to 31.5% --

ATLANTA, Georgia, April 26, 2006 - Interface, Inc. (Nasdaq: IFSIA), a recognized leader in the worldwide interiors market, today announced results for the first quarter ended April 2, 2006.

Sales in the 2006 first quarter rose 6.8% to $250.6 million from $234.7 million in the year ago period. Fluctuations in currency exchange rates adversely impacted first quarter 2006 sales by 3%, compared with the prior year period. As announced earlier this week, the Company sold its European fabrics division, and in conjunction with the sale recorded a pre-tax, non-cash write-down for the impairment of goodwill of $20.7 million, or $0.39 per share, in the first quarter of 2006. As also previously announced, the Company is reducing operating costs within its North American fabrics business by closing its East Douglas, Massachusetts manufacturing facility and integrating those operations into the Company’s Elkin, North Carolina manufacturing facility. As a result, the Company recorded a non-recurring pre-tax restructuring charge of $3.3 million, or $0.04 per share, in the 2006 first quarter. These two developments led to the Company’s operating loss of $3.3 million in the 2006 first quarter, compared with operating income of $17.2 million in the first quarter of 2005. Excluding the one-time goodwill impairment and restructuring charges, operating income in the first quarter of 2006 was $20.7 million, an increase of 20.4% over the 2005 first quarter.

Net loss for the 2006 first quarter was $17.1 million, or $0.32 per share, versus a net loss of $2.2 million, or $0.04 per diluted share, in the first quarter a year ago. (The Company’s 2005 first quarter results included a loss from discontinued operations of $4.8 million, or $0.09 per diluted share, net of tax, and a loss on disposal of $0.3 million, or $0.01 per diluted share, net of tax.) Not including the goodwill impairment and restructuring charges, net income in the first quarter of 2006 was $5.7 million, or $0.11 per share. This compares with income from continuing operations of $2.9 million, or $0.06 per share, in the first quarter a year ago.

INTERFACE REPORTS FIRST QUARTER 2006 RESULTS	-2-

“We are encouraged with our results for the first quarter, as we were able to garner a 6.8% increase in overall sales, despite the currency impact, and a 20.4% improvement in operating income, excluding the two non-recurring items,” said Daniel T. Hendrix, President and Chief Executive Officer. “Our modular business continues to drive our growth. Worldwide modular sales increased 8.1% during the seasonally slower first quarter, and its operating income increased 25.5%. This is indicative of our leadership position in this business, the burgeoning popularity of modular carpet, the success of our market segmentation strategy, and the positive trends we continue to see in the corporate office market. Sales growth was strong across all geographic regions, and we were particularly pleased to see double-digit sales growth in Europe, as economic conditions continue to improve there.”

Patrick C. Lynch, Vice President and Chief Financial Officer of Interface, commented, “Reflecting our focus on cost containment, gross profit margin expanded to 31.5%, versus 30.3% a year ago, despite increases in the cost of petroleum-based raw materials. We also were encouraged to see the level of order activity remain high during the first quarter, indicating strong future demand.”

Mr. Hendrix concluded, “The first quarter - which seasonally is a slower period for us - was a good start to the year, and we are very optimistic about the coming quarters, based on current order activity. The sale of our European fabrics division will enable us to repay debt and reinvest in our other businesses, and the actions we are taking in our North American fabrics business are consistent with our commitment to improve the profitability of that division. Our primary focus will remain on leading and shaping the growth of the worldwide modular carpet market across all regions, and returning our Bentley Prince Street and North American fabrics businesses to historical levels of profitability.”

The Company will host a conference call tomorrow, April 27, 2006, at 9:00 a.m. Eastern Time, to discuss its first quarter 2006 results. The conference call will be simultaneously broadcast live over the Internet. Listeners may access the conference call live over the Internet at http://phx.corporate-ir.net/ phoenix.zhtml?p=irol-eventDetails&c=112931&eventID=1302011 or through the Company’s website at http://www.interfaceinc.com/results/investor/. The archived version of the webcast will be available at these sites for one year beginning approximately 1 hour after the call ends.

Interface, Inc. is a recognized leader in the worldwide interiors market, offering floorcoverings and fabrics. The Company is committed to the goal of sustainability and doing business in ways that minimize the impact on the environment while enhancing shareholder value. The Company is the world’s largest manufacturer of modular carpet under the Interface, InterfaceFLOR, Heuga and Bentley Prince Street brands, and, through its Bentley Prince Street brand, enjoys a leading position in the high quality, designer-oriented segment of the broadloom carpet market. The Company is a leading producer of interior fabrics and upholstery products, which it markets under the Guilford of Maine and Chatham brands, and provides specialized fabric services through its TekSolutions business.

INTERFACE REPORTS FIRST QUARTER 2006 RESULTS	-3-

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading “Risk Factors” included in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2006, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings “We compete with a large number of manufacturers in the highly competitive commercial floorcovering products market, and some of these competitors have greater financial resources than we do,” “Sales of our principal products have been and may continue to be affected by adverse economic cycles in the construction and renovation of commercial and institutional buildings,” “Our success depends significantly upon the efforts, abilities and continued service of our senior management executives and our principal design consultant, and our loss of any of them could affect us adversely,” “Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations,” “Our Chairman, together with other insiders, currently has sufficient voting power to elect a majority of our Board of Directors,” “Large increases in the cost of petroleum-based raw materials, which we are unable to pass through to our customers, could adversely affect us,” “Unanticipated termination or interruption of any of our arrangements with our primary third-party suppliers of synthetic fiber could have a material adverse effect on us,” “We have a significant amount of indebtedness which could have important negative consequences to us,” and “Our Rights Agreement could discourage tender offers or other transactions for our stock that could result in shareholders receiving a premium over the market price for our stock.” Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW -

INTERFACE REPORTS FIRST QUARTER 2006 RESULTS	-4-

Consolidated Condensed Statements of Operations	Three Months Ended
(In thousands, except per share data)	04/02/06	04/03/05

Net Sales	$250,634	$234,715
Cost of Sales	171,652	163,576
Gross Profit	78,982	71,139
Selling, General & Administrative Expense	58,302	53,969
Impairment of Goodwill	20,712	--
Restructuring Charges	3,260	--
Operating Income (Loss)	(3,292)	17,170
Interest Expense	11,232	11,578
Other Expense (Income), Net	528	600
Income (Loss) Before Taxes	(15,052)	4,992
Income Tax Expense	2,030	2,069
Income (Loss) from Continuing Operations	(17,082)	2,923
Discontinued Operations, Net of Tax	(6)	(4,762)
Loss on Disposal, Net of Tax	--	(337)
Net Loss	$(17,088)	$(2,176)

Earnings (Loss) Per Share - Basic:
Continuing Operations	$(0.32)	$0.06
Discontinued Operations	--	(0.09)
Loss on Disposal	--	(0.01)
Earnings (Loss) Per Share - Basic	$(0.32)	$(0.04)

Earnings (Loss) Per Share - Diluted:
Continuing Operations	$(0.32)	$0.06
Discontinued Operations	--	(0.09)
Loss on Disposal	--	(0.01)
Earnings (Loss) Per Share - Diluted	$(0.32)	$(0.04)

Common Shares Outstanding - Basic	52,608	51,326
Common Shares Outstanding - Diluted	52,608	53,079

Orders from Continuing Operations (Currency Adjusted)	261,621	257,905

Continuing Operations Backlog (as of 04/02/06 and 01/01/06,	105,553	104,079
respectively)

INTERFACE REPORTS FIRST QUARTER 2006 RESULTS	-5-

Consolidated Condensed Balance Sheets
(In thousands)
	04/02/06	01/01/06
Assets
Cash	$20,349	$51,312
Accounts Receivable	147,363	141,408
Inventory	150,275	130,209
Other Current Assets	25,650	21,164
Assets of Businesses Held for Sale	3,343	5,526
Total Current Assets	346,980	349,619
Property, Plant & Equipment	186,020	185,643
Other Assets	285,914	303,728
Total Assets	$818,914	$838,990

Liabilities
Accounts Payable	$60,795	$50,312
Accrued Liabilities	59,750	85,581
Liabilities of Businesses Held for Sale	2,429	4,214
Long-Term Debt	14,133	--
Senior and Senior Subordinated Notes	450,000	458,000
Other Long-Term Liabilities	68,204	68,807
Total Liabilities	655,311	666,914
Shareholders’ Equity	163,603	172,076
Total Liabilities and Shareholders’ Equity	$818,914	$838,990

Consolidated Condensed Statements of Cash Flows	Three Months Ended
(In millions)	04/02/06		04/03/05

Net (Loss)		$(17.1)		$(2.2)
Adjustments for Discontinued Operations		0.0		5.1
Net Income (Loss) from Continuing Operations		$(17.1)		$2.9
Depreciation and Amortization		8.2		8.1
Deferred Income Taxes and Other Non-Cash Items		(0.2)		(5.7)
Impairment of Goodwill and Restructuring Charges		23.4		--
Change in Working Capital
Accounts Receivable	(5.0)		(1.0)
Inventories	(19.8)		(16.2)
Prepaids	(4.2)		(5.7)
Accounts Payable and Accrued Expenses	(17.2)		0.0
Cash Used in Continuing Operations		(31.9)		(17.6)
Cash Provided from Operating Activities of Discontinued Operations		0.0		6.2
Cash Used in Operating Activities		(31.9)		(11.4)
Cash Used in Investing Activities		(11.1)		(4.0)
Cash Provided From Financing Activities		11.7		17.0
Effect of Exchange Rate Changes on Cash		0.4		(0.5)
Net Increase (Decrease) in Cash		$(30.9)		$1.1

INTERFACE REPORTS FIRST QUARTER 2006 RESULTS	-6-

Consolidated Condensed Segment Reporting	Three Months Ended
(In millions)	04/02/06	04/03/05	% Change

Net Sales
Modular Carpet	$165.9	$153.5	8.1%
Bentley Prince Street	29.1	28.0	3.9%
Fabrics Group	52.5	48.5	8.2%
Specialty Products	3.1	4.7	(34.0%)
Total	$250.6	$234.7	6.8%

Operating Income (Loss)
Modular Carpet	$20.7	$16.5
Bentley Prince Street	0.5	0.5
Fabrics Group	(23.4)	1.0
Specialty Products	0.1	0.2
Corporate Expenses and Eliminations	(1.2)	(1.0)
Total	$(3.3)	$17.2

Reconciliation of Non-GAAP Performance Measures to GAAP Performance Measures
(In thousands, except per share data)

Three Months Ended 04/02/06
Operating Income, Excluding Impairment and Restructuring Charges	$20,680
Impairment of Goodwill	(20,712)
Restructuring Charge	(3,260)

Operating Loss, as reported	$(3,292)

Three Months Ended 04/02/06
Net Income, Excluding Impairment and Restructuring Charges	$5,743
Impairment of Goodwill	(20,712)
Restructuring Charge, Net of Tax	(2,119)

Net Loss, as reported	$(17,088)

Three Months Ended 04/02/06
Earnings Per Share, Excluding Impairment and Restructuring Charges	$0.11
Impairment of Goodwill	(0.39)
Restructuring Charge, Net of Tax	(0.04)

Loss Per Share, as reported	$(0.32)

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful bases for comparing the Company’s current results and results in a prior period, as these measures reflect factors that are unique to the current period relative to the comparable prior period. However, these non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States.

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